                                                                     Exhibit 1

                            JOINT FILING AGREEMENT

                  Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to the joint filing of a Statement on Schedule 13D with respect to the shares of common stock, par value $.0001 per share, of NetLive Communications, Inc., with the Securities and Exchange Commission and any other applicable authorities or parties. The parties hereto further agree that this Joint Filing Agreement ("Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement agrees to file jointly any and all amendments to such Statement on Schedule 13D and expressly authorizes each other party hereto to file the same on its behalf as such filing party deems necessary or appropriate, until such time as a party hereto shall notify the others in writing of its desire to terminate this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

Date:    March 18, 1997

                                       /s/ Michael Kharitonov
                                       ----------------------------------
                                       Michael Kharitonov


                                       /s/ Laurence Rosen
                                       ----------------------------------
                                       Laurence Rosen


                                       /s/ Andrew Schwartz
                                       ----------------------------------
                                       Andrew Schwartz


                                       /s/ Jeffrey Wolf
                                       ----------------------------------
                                       Jeffrey Wolf


                                       ----------------------------------
                                       Dr. Scott Wolf




                             Page 17 of 28 Pages

                                                                     Exhibit 1

                            JOINT FILING AGREEMENT

                  Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereby agree to the joint filing of a Statement on Schedule 13D with respect to the shares of common stock, par value $.0001 per share, of NetLive Communications, Inc., with the Securities and Exchange Commission and any other applicable authorities or parties. The parties hereto further agree that this Joint Filing Agreement ("Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement agrees to file jointly any and all amendments to such Statement on Schedule 13D and expressly authorizes each other party hereto to file the same on its behalf as such filing party deems necessary or appropriate, until such time as a party hereto shall notify the others in writing of its desire to terminate this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

Date:    March 19, 1997

                                       ----------------------------------
                                       Michael Kharitonov


                                       ----------------------------------
                                       Laurence Rosen


                                       ----------------------------------
                                       Andrew Schwartz


                                       ----------------------------------
                                       Jeffrey Wolf


                                       /s/ Dr. Scott Wolf
                                       ----------------------------------
                                       Dr. Scott Wolf




                             Page 17 of 28 Pages